Exhibit 99.B(j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Experts” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 55 to File No. 2-76990 and Amendment No. 57 to File No. 811-3447) of SEI Tax Exempt Trust of our report dated October 15, 2004, included in the 2004 Annual Report to shareholders.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
December 23, 2004